Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement Form

S-4 and related Prospectus of Manpower Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated February 7, 2003, with respect to the 2002 consolidated financial statements and schedule of Right Management Consultants, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission. The consolidated financial statements and financial statement schedule of Right Management Consultants, Inc. for the years ended December 31, 2001 and 2000, were audited by auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their reports dated February 2, 2002, except for an explanatory paragraph describing the change in accounting for revenue recognition on January 1, 2000 pursuant to the provisions of Staff Accounting Bulletin No. 101.

/S/    ERNST & YOUNG LLP

Philadelphia, Pennsylvania

January 6, 2004